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Exhibit 4.14

STIKEMAN ELLIOTT

Stikeman Elliott LLP      Barristers & Solicitors

4300 Bankers Hall West, 888-3rd Street S.W., Calgary, Canada T2P 5C5
Tel: (403) 266-9000      Fax: (403) 266-9034      www.stikeman.com

DELIVERED BY SEDAR                                                 July 2, 2008

Alberta Securities Commission
British Columbia Securities Commission
Saskatchewan Financial Services Commission, Securities Division
The Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers
Nova Scotia Securities Commission
Securities Office, Prince Edward Island
New Brunswick Securities Commission
Securities Commission of Newfoundland and Labrador
Northwest Territories Securities Registry
Yukon Territory Securities Registry
Nunavut Securities Registry

Dear Sirs:

Re:  TransCanada Corporation (the "Corporation")

        We refer to a final short form base shelf prospectus dated July 2, 2008 of the Corporation (the "Prospectus"), referring to the qualification for distribution of securities of the Corporation.

        We hereby consent to the references to our firm name, and to the reference to our opinions, on the cover page of the Prospectus and under the headings "Enforceability of Civil Liabilities", "Legal Matters," "Interest of Experts" and "Documents Filed as Part of the Registration Statement".

        We confirm that we have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus that is derived from our opinions referred to above or that is within our knowledge as a result of the services we provided in connection with such opinions.

        This letter is solely for the information of the addressee set forth above in connection with the Prospectus and is not to be relied upon by any other party or for any other purpose.

Yours truly,

(signed) "Stikeman Elliott LLP"

CALGARY      VANCOUVER      TORONTO      MONTREAL      OTTAWA      NEW YORK      LONDON      SYDNEY

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  Exhibit 4.14